Exhibit 10.2
JOINDER AGREEMENT
AND
AMENDMENT NO. 5 TO FINANCING AGREEMENT
     This JOINDER AGREEMENT AND AMENDMENT NO. 5 TO FINANCING AGREEMENT, dated as of July 19, 2006 (this “Agreement”), is made by and among THE CIT GROUP/BUSINESS CREDIT, INC. a New York corporation, with an office located at 505 Fifth Avenue, New York, New York 10017 (“CIT”), CIT as agent for the Lenders (the “Agent”), any other party which now or hereafter becomes a lender hereunder (collectively the “Lenders”), NEWPORT STEEL CORPORATION, a Kentucky corporation (“Newport” and individually, a “Company”), and KOPPEL STEEL CORPORATION, a Pennsylvania corporation (“Koppel”, and individually a “Company” and collectively Newport and Koppel, the “Companies”), and the New Company identified in the Recitals below.
RECITALS:
     A. The Companies and CIT are parties to that certain Financing Agreement dated as of March 29, 2002, as amended from time to time (as so amended, the “Financing Agreement”), pursuant to which, among other things, CIT has extended to the Companies Revolving Loans, subject to the terms and conditions set forth therein. Capitalized terms used in this Agreement and not specifically defined herein shall have the meanings given to such terms in the Financing Agreement.
     B. The Companies have requested that the Required Lenders consent to the acquisition of substantially all of the assets of Fishing Tools Specialty, L.P., a Texas limited partnership d/b/a Curley’s Fishing Tools Specialty and f/k/a Fishing Tools Specialty, Inc., in accordance with Section 6.4(e)(iii) of the Financing Agreement (the “Acquisition”) by Ultra Premium Oilfield Services, Ltd., a Kentucky limited partnership and a newly formed entity (“New Company”), the general partner of which is UPOS GP, L.L.C., a Kentucky limited liability company and a newly formed entity and wholly-owned subsdiary of Parent (the “General Partner”), and the limited partner of which is UPOS, L.L.C., a Kentucky limited liability company and a newly formed entity and wholly-owned subsdiary of Parent (“Limited Partner”).
     C. The Agent and the Required Lenders hereby consent to the Acquisition provided that the Companies, the New Company, Agent and the Lenders enter into this Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I — JOINDER
     1.1 Joinder. The New Company hereby joins in, assumes, adopts and becomes a co-debtor and a co-obligor with respect to all Obligations under the Financing Agreement and all of the other Loan Documents. All references to a “Company” contained in the Financing Agreement and the other Loan Documents shall, for all purposes, refer to and include the New Company. The New Company hereby agrees to all of the terms and conditions contained in the Financing Agreement and the other Loan Documents with the same legal effect as if the New Company were an original signatory thereto, including, without limitation, the grant to CIT a continuing general lien upon, and security interest in, all of the Collateral in which the New Company has rights, provided that the New Company shall not be required to grant a lien on, or security interest in, any of its real property. Without limiting the generality of the foregoing, the New Company agrees that it shall be, together with the other Companies, jointly and severally liable for all present and future Obligations.
     1.2 Consent to Joinder. The Companies, Agent and Lenders consent to the joinder of the New Company to the Financing Agreement and all of the other Loan Documents, as more fully described in Section 1.1 above.
ARTICLE II — REPRESENTATIONS AND WARRANTIES
     The Companies hereby represent and warrant to Agent and the Lenders as follows:
     2.1 Compliance with the Financing Agreement and Other Loan Documents. After giving effect to this Agreement, the Companies are in compliance with all of the terms and provisions set forth in the Financing Agreement and the other Loan Documents, and no Default or Event of Default has occurred and remains outstanding under the Financing Agreement.
     2.2. Representations in Financing Agreement and other Loan Documents. After giving effect to this Agreement, the representations and warranties of the Companies set forth in the Financing Agreement and the other Loan Documents (other than representations and warranties that by their terms apply only to a prior date) are true and correct in all material respects. Without limiting the generality of the foregoing, the New Company hereby confirms to CIT that all representations and warranties made by the Companies set forth in Section 7 of the Financing Agreement, to the extent applicable to the New Company, are true, correct and complete as of the date hereof.
ARTICLE III — CONDITIONS PRECEDENT
     This Agreement shall become effective and be deemed effective as of the date hereof upon Agent’s receipt of this Agreement, duly executed by the Companies and the New Company, provided that Availability with respect to the New Company shall not be available until the satisfaction of the following conditions precedent:

     (a) the satisfaction (or waiver by Agent) of each of the conditions set forth in Section 2.1(a), (b), (c), (d), (e), (f), (l), (n), and (p) of the Financing Agreement, to the extent applicable to the New Company; and
     (b) the New Company, Companies, Agent and National City Bank shall execute an amendment to the Lockbox Agreement in form and substance reasonably satisfactory to Agent.
ARTICLE IV — AMENDMENTS
          4.1 Amendment to Schedule 7.1. Schedule 7.1 is amended by adding thereto the following information with respect to the New Company:

Exact Name of Company:	State of Formation:	F.E.I.N.	State Organizational No.

Ultra Premium Oilfield Services, Ltd.	Kentucky	87-0775735	0642486
Address of Chief Executive Office of Company:
3333 Brazos Street
Odessa, TX 78764
          4.2 Amendment to Section 7.10(ii). Section 7.10(ii) of the Financing Agreement is amended and restated in its entirety to read as follows:
     “(ii) purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any Fiscal Year of the Companies in an aggregate amount exceeding $20,000,000, provided that for the period commencing July 1, 2006 and ending December 31, 2007 said amount in the aggregate may exceed $20,000,000 but not exceed $200,000,000, and provided further that the purchase price paid in connection with the Acquisition (as defined in that certain Joinder Agreement and Amendment No. 5 to Financing Agreement) shall not be subject to or counted toward such limitation.”
ARTICLE V — MISCELLANEOUS
     5.1. Full Force and Effect. Except as expressly amended hereby, the Financing Agreement shall continue unmodified and in full force and effect, and shall apply with such force and effect to this Agreement. As used in the Financing Agreement, “hereinafter”, “hereto”, “hereof” or words of similar import, shall, unless the context otherwise requires, mean the Financing Agreement as amended by this Agreement.
     5.2 Ratification and Confirmation. The Companies hereby (a) ratify all of their liabilities and obligations under the Financing Agreement and the other Loan Documents, and (b) confirm that such liabilities and obligations remain unmodified and in full force and effect, notwithstanding the addition of the New Company as a borrower under the Financing Agreement and the execution and delivery of this Agreement by the parties hereto.

     5.3 Grant of Security Interest. As security for the Obligations, the New Company hereby grants to CIT a first and exclusive lien upon, and security interest in, all of the Collateral in which the New Company has rights (excluding any real property owned or leased by the New Company).
     5.4 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of Illinois.
     5.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.
     5.6 Expenses. The Companies shall reimburse Agent for all reasonable legal fees and expenses, all recordation, filing, survey and other fees and expenses incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and all other agreements and documents or contemplated hereby.
     5.7 Headings. The headings in this Agreement are for the purpose of reference only and shall not affect the construction of this Agreement.
[Signature page follows]

[Signature page to Joinder and Amendment No. 5]

COMPANIES:

NEWPORT STEEL CORPORATION, a		KOPPEL STEEL CORPORATION, a
Kentucky corporation		Pennsylvania corporation

By:	/s/ Thomas J. Depenbrock	By:	/s/ Thomas J. Depenbrock

Name:	Thomas J. Depenbrock	Name:	Thomas J. Depenbrock
Title:	Vice President	Title:	Vice President

AGENT and LENDERS:
New Company:
THE CIT GROUP/BUSINESS CREDIT,		ULTRA PREMIUM OILFIELD
INC., as Agent and a Lender		SERVICES, LTD., a Kentucky limited
partnership
By:	/s/ James D. Anderson	By: UPOS GP, L.L.C., a Kentucky limited

Name:	James D. Anderson	liability company
Title:	Senior Vice President	Its: General Partner

		By:	/s/ Thomas J. Depenbrock

		Name:	Thomas J. Depenbrock
		Title:	Vice President

LASALLE BUSINESS CREDIT, LLC,
as Lender

By:	/s/ Susan M. Davis

Name:	Susan M. Davis
Title:	Vice President

          The undersigned Guarantors hereby acknowledge the foregoing amendments to the Financing Agreement, and confirm and agree with the Agent and the Lenders that the guaranty executed by the undersigned in connection with the Financing Agreement remains unmodified and in full force and effect notwithstanding such amendments, and that such guaranty shall continue to apply and extend to all loans made by the Lenders to the Companies under the Financing Agreement.

NS GROUP, INC., a Kentucky corporation

By:	/s/ Thomas J. Depenbrock

Name:	Thomas J. Depenbrock
Title:	Vice President

Address:	530 W. Ninth Street
Newport, Kentucky 41071

ERLANGER TUBULAR CORPORATION, an
Oklahoma corporation

By:	/s/ Thomas J. Depenbrock

Name:	Thomas J. Depenbrock
Title:	Vice President

Address:	530 W. Ninth Street
Newport, Kentucky 41071

NORTHERN KENTUCKY MANAGEMENT,
INC., a Kentucky corporation

By:	/s/ Thomas J. Depenbrock

Name:	Thomas J. Depenbrock
Title:	Vice President

Address:	530 W. Ninth Street
Newport, Kentucky 41071